EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-130798 on Form S-8 of First Financial Service Corporation of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Louisville, Kentucky

June 30, 2008